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                                                                   EXHIBIT 10.14


                                 LOAN AGREEMENT

First Union National Bank
150 Fayetteville Street Mall
Raleigh, North Carolina 27602
(Hereinafter referred to as the "Bank")

LipoMed, Inc.
3009 New Bern Avenue
Raleigh, North Carolina 27610
(Hereinafter referred to as the "Borrower")

This Loan Agreement ("Agreement") is entered into October 6, 2000, by and between Bank and Borrower, a corporation (for profit) organized under the laws of North Carolina.

Borrower has applied to Bank for a line of credit up to $2,000,000 to be evidenced by that certain promissory note of even date herewith for use by Borrower for its working capital needs.

Relying upon the covenants, agreements, representations and warranties contained in this Agreement, Bank is willing to extend credit to Borrower upon the terms and subject to the conditions set forth herein, and Bank and Borrower agree as follows:

LOAN. Bank hereby agrees to make available to Borrower a revolving line of credit in the aggregate principal face amount of $2,000,000.00 (the "Loan") under which Borrower may, from time to time, borrow, repay, and re-borrow, subject to the borrowing limitation set forth below. The obligation to repay the Loan is evidenced by a promissory note dated September 29, 2000 (the promissory note together with any and all renewals, extensions or rearrangements thereof being hereafter collectively referred to as the "Note") having the repayment terms and interest rate as set forth in the Note. Disbursements of amounts under the Loan shall be made to Borrower upon Bank's receipt of proper requests for advances on forms(s) required by Bank; provided that Bank shall have no obligation to make a disbursement following May 31, 2001, unless Bank agrees otherwise in writing in its sole discretion.

This Agreement applies to the Loan and all Loan Documents. The terms "Loan Documents" and "Obligations," as used in this Agreement, are defined in the Note. The term "Borrower" shall include its Subsidiaries and Affiliates. As used in this Agreement as to Borrower, "Subsidiary" shall mean any corporation of which more than 50% of the issued and outstanding voting stock is owned directly or indirectly by Borrower. As to Borrower, "Affiliate" shall have the meaning as defined in 11 U.S.C. (S)101, except that the term "debtor" therein shall be substituted by the term "Borrower" herein.

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Use of Proceeds. The Loan proceeds shall be used by Borrower solely for the working capital needs of Borrower. The Loan proceeds shall not be used for any other purpose without the prior, express written consent of Bank.

Borrowing Limitation. The maximum aggregate principal balance of cash advances that Borrower may borrow from time to time shall not exceed the lesser of (i) the maximum principal amount stated in the Note or (ii) the Borrowing Base (defined below).

The "Borrowing Base" shall be an amount equal to 75% of the net amount of Eligible Accounts.

"Eligible Account" refers to an account receivable not more than 120 days from the date of the original invoice that arises in the ordinary course of Borrower's business and meets the following eligibility requirements: (a) the sale of goods or services reflected in such account is final and such goods and services have been delivered or provided and accepted by the account debtor and payment for such is owing; (b) the invoices comprising an account are not subject to any claims, returns or disputes of any kind; (c) the account debtor is not insolvent; (d) the account debtor has its principal place of business in the United States; (e) the account debtor is not an affiliate of Borrower and is not a supplier to Borrower and the account is not otherwise exposed to risk of set-off; (f) not more than thirty percent of the other invoices owing Borrower by the account debtor are more than one hundred twenty days from the date of the original invoice; and (g) the account is not subject to any lien prior to the lien of Bank. "Eligible Account" excludes all government receivables, including, without limitation, Medicaid and Medicare, and all receivables from individual patients.

Required Reports. Borrower shall certify to Bank by the tenth day of each month, the amount of Eligible Accounts as of the first day of each month, on forms approved by Bank together with all detail and supporting documents requested by Bank (the "Borrowing Base Certificate"). Bank may at any time and from time to time, during Bank's normal business hours, and upon reasonable prior notice enter upon any business premises of Borrower and audit Borrower's accounts and inventory and other collateral. Bank's determination of the amount of Eligible Accounts shall at all times be indisputable and deemed correct. The Borrower, at all times, shall cooperate with Bank without limitation by providing Bank information and access to Borrower's premises and business records and shall be courteous to Bank's agents.

Continuing Representations. Borrower warrants and represents as a continuing warranty, that so long as principal is outstanding under the Note, the outstanding principal balance shall not exceed the lesser of the Borrowing Base or the maximum principal amount stated in the Note (the "Borrowing Limit"). Borrower agrees to pay any advances in excess of the Borrowing Limit immediately upon receipt by Borrower of written notice that the Borrowing Limit has been exceeded.

SECURITY. The Loan and the Note shall be secured by a security interest in certain of Borrower's tangible and intangible personal property as set forth in a Security Agreement of even date herewith (the "Collateral").

REPRESENTATIONS. Borrower represents that from the date of this Agreement and until final payment in full of the Obligations: Accurate Information. All information now and hereafter furnished to Bank is and will be true, correct and complete in all material respects.

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Any such information relating to Borrower's financial condition will accurately reflect in all material respects Borrower's financial condition as of the date(s) thereof, (including all contingent liabilities of every type), and Borrower further represents that its financial condition has not changed materially or adversely since the date(s) of such documents. Authorization; Non-Contravention. The execution, delivery and performance by Borrower and any guarantor, as applicable, of this Agreement and other Loan Documents to which it is a party are within its power, have been duly authorized by all necessary action taken by the duly authorized officers of Borrower and any guarantors and, if necessary, by making appropriate filings with any governmental agency or unit and are the legal, binding, valid and enforceable obligations of Borrower and any guarantors; and do not (i) contravene, or constitute (with or without the giving of notice or lapse of time or both) a violation of any provision of applicable law, a violation of the organizational documents of Borrower or any guarantor, or a default under any agreement, judgment, injunction, order, decree or other instrument binding upon or affecting Borrower or any guarantor, (ii) result in the creation or imposition of any lien (other than the lien(s) created by the Loan Documents) on any of Borrower's or guarantor's assets, or (iii) give cause for the acceleration of any obligations of Borrower or any guarantor to any other creditor. Asset Ownership. Except as disclosed on Schedule A attached
                                                            ----------
hereto, Borrower has good and marketable title to all of the properties and assets reflected on the balance sheets and financial statements supplied Bank by Borrower, and all such properties and assets are free and clear of mortgages, security deeds, pledges, liens, charges, and all other encumbrances, except as otherwise disclosed to Bank by Borrower on Schedule A attached hereto or
                                           ----------
otherwise in writing ("Permitted Liens"). To Borrower's knowledge, no default has occurred under any Permitted Liens and no claims or interests adverse to Borrower's present rights in its properties and assets have arisen. Discharge of Liens and Taxes. Borrower has duly filed, paid and/or, obtained appropriate extensions within which to file and/or pay, or discharged all taxes or other claims which may become a lien on any of its property or assets, except to the extent that such items are being appropriately contested in good faith and an adequate reserve for the payment thereof is being maintained. Sufficiency of Capital. Borrower is not, and after consummation of this Agreement and after giving effect to all indebtedness incurred and liens created by Borrower in connection with the Loan, will not be, insolvent within the meaning of 11 U.S.C. ss. 101(32). Compliance with Laws. Borrower is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business and finances, including, without limitation, all applicable federal, state and local laws and regulations intended to protect the environment, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if applicable, and/or any commercial crimes. Organization and Authority. Borrower and any guarantor, as applicable, is duly created, validly existing and in good standing under the laws of the state of its organization, and has all powers, governmental licenses, authorizations, consents and approvals required to operate its business as now conducted. Borrower and any guarantor, if any, is duly qualified, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers, and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, could have a material adverse effect on the business, financial position, results of operations, properties or prospects of Borrower or any such guarantor. No Litigation. There are no pending or, to Borrower's knowledge, threatened suits, claims or demands against Borrower or any guarantor that have not been disclosed to Bank by Borrower in writing. Regulation U. None of the proceeds of the Loan made pursuant to this Agreement shall be used directly or indirectly for the purpose of purchasing or carrying any margin stock in violation of any of the provisions of Regulation U of

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the Board of Governors of the Federal Reserve System ("Regulation U"), or for
the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry margin stock or for any other purchase which might render the Loan a "Purpose Credit" within the meaning of Regulation U. ERISA. Each employee pension benefit plan, as defined in ERISA, maintained by Borrower meets, as of the date hereof, the minimum funding standards of ERISA and all applicable regulations thereto and requirements thereof, and of the Internal Revenue Code of 1954, as amended. No "Prohibited Transaction" or "Reportable Event" (as both terms are defined by ERISA) has occurred with respect to any such plan. Continuation of Representations. All representations made under this Agreement shall be deemed made at and as of the date hereof and at and as of the date of any advance under the Loan.

AFFIRMATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will: Business Continuity. Conduct its business in substantially the same manner and locations as such business is now and has previously been conducted. Maintain Properties. Maintain, preserve and keep its property in good repair, working order and condition, making all needed replacements, additions and improvements thereto, to the extent allowed by this Agreement. Access to Books & Records. Allow Bank, or its agents, during normal business hours and upon reasonable prior notice, access to the books, records and such other documents of Borrower as Bank shall reasonably require, and allow Bank to make copies thereof at Bank's expense. Insurance. Maintain adequate insurance coverage with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by companies of established reputation engaged in the same or similar businesses including, without limitation, commercial general liability insurance, workers compensation insurance, and business interruption insurance; all acquired in such amounts and from such companies as Bank may reasonably require. Notice of Default and Other Notices. (a) Notice of Default. Furnish to Bank immediately upon becoming aware of the existence of any condition or event which constitutes a Default (as defined in the Loan Documents) or any event which, upon the giving of notice or lapse of time or both, may become a Default, written notice specifying the nature and period of existence thereof and the action which Borrower is taking or proposes to take with respect thereto. (b) Other Notices. Promptly notify Bank in writing of (i) any material adverse change in its financial condition or its business; (ii) any default under any material agreement, contract or other instrument to which it is a party or by which any of its properties are bound which is not cured within the applicable cure period, if any, or any acceleration of the maturity of any indebtedness owing by Borrower; (iii) any material adverse claim against or affecting Borrower or any part of its properties; (iv) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any governmental agency or unit affecting Borrower; and (v) at least 30 days prior thereto, any change in Borrower's name or address as shown above, and/or any change in Borrower's structure. Compliance with Other Agreements. Comply with all terms and conditions contained in this Agreement and any other Loan Documents. Payment of Debts. Pay and discharge when due, and before subject to penalty or further charge, and otherwise satisfy before maturity or delinquency, all obligations, debts, taxes and liabilities of whatever nature or amount, except those which Borrower in good faith disputes. Reports and Proxies. Deliver to Bank, promptly, a copy of all financial statements, reports, material notices and proxy statements, sent by Borrower to stockholders, and all regular or periodic reports required to be filed by Borrower with any governmental agency or authority. Other Financial Information. Deliver promptly such other information regarding the operation, business affairs, and financial condition of

                                       4

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Borrower which Bank may reasonably request. Full Compliance Certificate From
Borrower. Deliver to Bank, with the Financial Statements required herein, a certificate signed by the President of Borrower warranting that neither a "Default" as specified in the Loan Documents nor any event which, upon the giving of notice or lapse of time or both, would constitute such a Default, has occurred and that Borrower is in full compliance with all Loan Documents. Estoppel Certificate. Furnish, within 15 days after request by Bank, a written statement duly acknowledged of the amount due under the Loan and whether offsets or defenses exist against the Obligations. Deposit Account. Establish and maintain with Bank its primary depository account and cash management account.

NEGATIVE COVENANTS. Borrower agrees that from the date of this Agreement and until final payment in full of the Obligations, unless Bank shall otherwise consent in writing, Borrower will not: Default on Other Contracts or Obligations. Default on any material contract with or obligation when due to a third party or default in the performance of any obligation to a third party incurred for money borrowed. Judgment Entered. Permit the entry of any monetary judgment or the assessment against, the filing of any tax lien against, or the issuance of any writ of garnishment or attachment against any property of or debts due Borrower. Government Intervention. Permit the assertion or making of any seizure, vesting or intervention by or under authority of any government by which the management of Borrower or any guarantor is displaced of its authority in the conduct of its respective business or such business is curtailed or materially impaired. Prepayment of Other Debt. Retire any long-term debt at a date in advance of its legal obligation to do so. Change of Control. Make or suffer a change of ownership that effectively changes control of Borrower. Change in Fiscal Year. Borrower or guarantor shall not change its fiscal year without the consent of Bank. Guarantees. Guarantee or otherwise become responsible for obligations of any other person or entity, other than the endorsement of checks and drafts for collection in the ordinary course of business. Encumbrances. Create, assume or permit to exist any mortgage, security deed, deed of trust, pledge, lien, charge or other encumbrance on any of the Collateral or Debtor Intellectual Property (as defined in the Security Agreement dated October 6, 2000), whether now owned or hereafter acquired, other than: (i) security interests required by the Loan Documents; (ii) liens for taxes contested in good faith; (iii) liens accruing by law for employee benefits; or
(iv) Permitted Liens. Change in License Agreements. Amend, modify, sublicense, assign, transfer or terminate any existing or future license agreements to which Borrower is a licensee, including without limitation the current license agreements with Siemens Medical Systems, Inc. and North Carolina State University, or cause or permit any circumstance that would allow the licensor to terminate any license agreement to which Borrower is a licensee.

FINANCIAL COVENANTS. Borrower agrees to the following provisions from the date hereof until final payment in full of the Obligations, unless Bank shall otherwise consent in writing: Working Capital. Borrower shall, at all times, maintain Working Capital of at least $2,000,000.00. "Working Capital" shall mean the excess of the current assets over the current liabilities, determined in accordance with generally accepted accounting principles. Liquid Assets. Borrower shall, at all times, maintain unencumbered Liquid Assets of not less than $1,000,000.00. "Liquid Assets" shall mean the sum of cash, time deposits, and marketable securities. Loans and Advances. Borrower shall not, during any fiscal year, make loans or advances, excepting ordinary course of business travel and expense advances, to any person or entity. Dividends. Borrower shall not, during any fiscal year, declare or pay dividends or make other distributions to shareholders. In no event shall Borrower declare or pay a dividend or make

                                       5

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other distributions to shareholders if there shall exist a Default or a condition which, upon the giving of notice or lapse of time or both, would become a Default under the Loan Documents.

ANNUAL FINANCIAL STATEMENTS. Borrower shall deliver to Bank, within 90 days after the close of each fiscal year, audited financial statements reflecting its operations during such fiscal year, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules; all on a consolidated and consolidating basis and in reasonable detail, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year. All such statements shall be examined by an independent certified public accountant acceptable to Bank. The opinion of such independent certified public accountant shall not be acceptable to Bank if qualified due to any limitations in scope imposed by Borrower or its Subsidiaries, if any. Any other qualification of the opinion by the accountant shall render the acceptability of the financial statements subject to Bank's approval.

PERIODIC FINANCIAL STATEMENTS. In addition to the monthly Borrowing Base Certificate required above, Borrower shall deliver to Bank unaudited , management-prepared quarterly financial statements, including, without limitation, a balance sheet, profit and loss statement and statement of cash flows, with supporting schedules, as soon as available and in any event within 30 days after the close of each such period; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding quarter. Such statements shall be certified as to their correctness by a principal financial officer of Borrower and in each case, if audited statements are required, subject to audit and year-end adjustments.

ACCOUNTS RECEIVABLE AGING REPORTS. Borrower shall deliver to Bank unaudited, management-prepared monthly detailed receivables reports including, without limitation, totals, customer names and addresses, a reconciliation statement and the original date of invoice, as soon as available and in any event within 10 business days after the close of each month; all in reasonable detail and prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding month. Such reports shall be certified as to their correctness by a principal financial officer of Borrower.

TAX RETURNS. Borrower shall deliver to Bank, within 30 days of filing, complete copies of federal and state tax returns, as applicable, each of which shall be signed and certified by Borrower to be true and complete copies of such returns. In the event an extension is filed, Borrower shall deliver a copy of the extension within 30 days of filing.

FINANCIAL AND OTHER INFORMATION. Borrower shall deliver to Bank such information as Bank may reasonably request from time to time, including without limitation, financial statements and information pertaining to Borrower's financial condition. Such information shall be true, complete and accurate.

CONDITIONS PRECEDENT. The obligations of Bank to make the Loan and any advances pursuant to this Agreement are subject to the following conditions precedent:
Deposit Account. Borrower has established with Bank a deposit account into which advances of the Loan may be credited and from which monthly payments can be deducted automatically. Payment of Facility Fee. Receipt by Bank of the $15,000 facility fee. Payment of Closing Costs. Receipt by Bank

                                       6

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of Borrower's payment of all costs, expenses and fees associated with the Loan incurred by Bank up to a maximum of $10,000 provided that no significant unforeseen circumstances arise. Warrant Agreement. Receipt by Bank of a duly-executed warrant agreement granting to Bank warrants to purchase shares of Borrower's common stock in accordance with Borrower's Commitment Letter dated September 13, 2000. Additional Documents. Receipt by Bank of such additional supporting documents as Bank or its counsel may reasonably request, including, without limitation, Borrower's organizational documents, certificate(s) of good standing, and Borrower's certificate of incumbency. Opinion of Counsel. On or prior to the date of execution of this Agreement, Bank shall have received a written opinion of the counsel of Borrower acceptable to Bank that includes confirmation of the following: (a) The accuracy of the representations set forth in this Agreement in the Representations Subparagraphs entitled "Authorization; Non-Contravention"; "Compliance with Laws", and "Organization and Authority".
(b) This Agreement and other Loan Documents have been duly executed and delivered by Borrower and constitute the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms. (c) No registration with, consent of, approval of, or other action by, any federal, state or other governmental authority or regulatory body to the execution and delivery of this Agreement, the borrowing under this Agreement or other Loan Documents, is required by law, or, if so required, such registration has been made, and consent or approval given or such other appropriate action taken. (d) The Loan is not usurious. (e) Based upon counsel's review of the public record, the Loan Documents create a valid security interest in the Collateral (as defined in the Loan Documents) that may be perfected by filing UCC financing statements.

MISCELLANEOUS. (i) Amendments and Waivers. Except for waivers provided by Bank, no amendment or modification of any provision of this Security Agreement shall be valid unless in writing and signed by an officer of both parties. Neither the failure of, nor any delay by, Bank in exercising any right, power or privilege granted pursuant to this Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege. Borrower agrees to pay to Bank a modification fee of $200.00 at any time that any of the Loan Documents is modified, amended or supplemented; (ii) Assignment. All rights of Bank hereunder are freely assignable, in whole or in part, and shall inure to the benefit of and be enforceable by Bank, its successors, assigns and affiliates. Borrower shall not assign its rights and interest hereunder without the prior written consent of Bank, and any attempt by Borrower to assign without Bank's prior written consent is null and void. This Agreement shall be binding upon Borrower, and the successors and assigns of Borrower. (iii) Applicable Law; Conflict Between Documents. This Agreement shall be governed by and construed under the law of the State of North Carolina without regard to that state's conflict of laws principles. (iv) Jurisdiction. Borrower irrevocably agrees to non-exclusive personal jurisdiction in the State of North Carolina. (v) Severability. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. (vi) Notices. Any notices to Borrower shall be sufficiently given, if in writing and mailed or delivered personally or by overnight courier to the address of Borrower shown above or such other address as provided hereunder; and to Bank, if in writing and mailed or delivered personally or by overnight courier to Bank's office address shown above or such other address as Bank may specify in writing from time to time. In the event that the Borrower changes Borrower's mailing address at any time prior to the date the Loan is paid in full, Borrower agrees to promptly give written

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notice of said change of address by registered or certified mail, return receipt requested, or by overnight courier, all charges prepaid. (vii) Captions. The captions contained herein are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof. The use of the plural shall also mean the singular, and vice versa. (viii) Opportunity to Participate in Future Financing. Borrower hereby agrees that it shall notify Bank in advance of any and all rounds of capital financing of Borrower up to and but excluding an initial public offering of Borrower's equity and that Bank shall have the option to participate in such round of capital financing on terms equivalent to other investors and to an extent proportionate to the amount of
(x) Bank's warrant shares granted as a condition precedent to the Loan as to (y) shares of Borrower's common stock outstanding as on the date of this Agreement.

IN WITNESS WHEREOF, Borrower and Bank, on the day and year first written above, have caused this Agreement to be executed.

                           LipoMed, Inc.


                           By:     /s/ Richard A. Franco
                               ------------------------------------
                                   Richard A. Franco, President



                           First Union National Bank


                           By:     /s/ Martin Walthall
                               ------------------------------------
                                   Martin Walthall, Vice President

                                RENEWAL AGREEMENT

                                                   Date: July 17, 2001
BORROWER
Name: LipoMed, Inc.
Address: 700 Spring Forest Road, Suite 100
         Raleigh, North Carolina 27609

Renewal. First Union National Bank (hereinafter "Bank") and Borrower hereby extend the maturity of a promissory note dated October 6, 2000 in the original principal amount of $2,000,000.00 made by Borrower and delivered to Bank (the "Note") to June 30, 2002 when all outstanding principal and accrued interest shall be due and payable.

Modification. Effective with this Renewal Agreement, the FINANCIAL COVENANT section of the October 6, 2000 Loan Agreement is modified as follows:

     Working Capital. This covenant will be deleted in its entirety.

     Liquid Assets. Borrower shall, at all times, maintain unencumbered Liquid Assets of not less than $2,000,000.00.
                             -------------

Affirmations of Borrower. Borrower affirms and represents that the most recent Commercial Loan Invoice received by Borrower with respect to the Obligations is correct, that the Note, as modified hereby, and other Loan Documents are in full force and effect, that Borrower has no defense to payment or performance of the Obligations, that no setoffs against the Obligations exist, and that Borrower has no counterclaims against Bank. Borrower ratifies and confirms all provisions of the Note and other Loan Documents, and affirms that the maturity date and liquid assets financial covenant are the only provisions of the Loan Documents that have been modified.

Miscellaneous. This Agreement and the other Loan Documents constitute the sole agreement of the parties and supersede all oral negotiations and prior writings with respect to the subject matter thereof. This Agreement may be signed in counterparts. Terms used in this Agreement which are capitalized shall have the meaning ascribed to such terms in the Note.

IN WITNESS WHEREOF, the undersigned have signed and sealed the Agreement the day and year first above written.

Place of Execution and Delivery. Borrower hereby certifies that this Agreement was executed in the State of North Carolina and delivered to Bank in the State of North Carolina.

                                  LIPOMED, INC.
                                  Taxpayer Identification Number: 56-1879288

                                  By:  /s/ Richard A. Franco
                                     ------------------------------------
                                       Richard A. Franco, President

                                  FIRST UNION NATIONAL BANK

                                  By:  /s/ Kelly Rubalcava
                                     ------------------------------------
                                       Kelly Rubalcava, Senior Vice President

                        FIRST AMENDMENT TO LOAN AGREEMENT

     THIS FIRST AMENDMENT TO LOAN AGREEMENT made this 19 day of December, 2001 is to that certain Loan Agreement dated October 6, 2000 by and between LIPOMED, INC., a North Carolina corporation (the "Borrower") and FIRST UNION NATIONAL BANK, N.A., a national banking association with offices in Raleigh, North Carolina, (the "Bank").

     RECITALS:
     --------

     A. The Bank and the Borrower entered into the Loan Agreement providing for a loan to the Borrower evidenced by a Promissory Note dated October 6, 2000 in the principal amount of $2,000,000.00, as amended by Modification and Estoppel Agreement dated of even date herewith (the "Note") and secured by a Security Agreement dated October 6, 2000, as amended by First Amendment to Security Agreement dated of even date herewith (the "Security Agreement").

     B. The Bank and the Borrower entered into a Renewal Agreement dated July 17, 2001 (the "Renewal Agreement").

     C. The Borrower has requested that the Bank make available irrevocable standby letters of credit from time to time at the request of the Borrower.

     D. The Bank has agreed to the Borrower's request upon the condition that the Loan Agreement be amended as provided herein.

     NOW, THEREFORE, the parties agree that the Loan Agreement is amended as follows:

     1. The section entitled "Loan" is hereby modified to provide that Bank shall have no obligation to make a disbursement following June 30, 2002 unless Bank agrees otherwise in writing in its sole discretion.

     2. The first sentence of the section of the Loan Agreement entitled "Borrowing Limitation" is hereby amended to read in its entirety as follows:

     The maximum aggregate principal balance of cash advances that Borrower may borrow from time to time shall not exceed the lesser of (i) the maximum principal amount stated in the Note less the aggregate face amount of all issued and outstanding letters of credit previously issued by Bank for the account of Borrower under this Loan Agreement, or (ii) the Borrowing Base (defined below) less the aggregate face amount of all issued and outstanding letters of credit previously issued by Bank for the account of Borrower under this Loan Agreement.

     3.   A new section is hereby added to the Loan Agreement as follows:

          MATURITY DATE. The principal balance of the Loan, plus all accrued interest shall be due and payable on or before June 30, 2002.

     4.   A new section is hereby added to the Loan Agreement as follows:

          LETTERS OF CREDIT. From time to time, upon the request of Borrower, Bank shall make available to Borrower various irrevocable standby letters of credit made for the account of Borrower payable to the Beneficiary designated by Borrower. In the event Borrower desires to have a letter of credit issued on its account, it shall notify Bank of the amount of the letter of credit needed and the beneficiary and it shall execute such documents as may be reasonably requested by Bank, including without limitation, an agreement to reimburse Bank for any amount drawn under the letter of credit and shall pay to Bank a letter of credit fee equal to one percent (1%) of the face amount of the letter of credit plus a One Hundred Dollar ($100.00) issuance fee. The letter of credit may be outstanding for a period of up to one (1) year and Borrower shall be required to pay an additional fee of one percent (1%) of the face amount of the letter of credit to renew the letter of credit for an additional year. The maximum amount of any letter of credit issued shall not exceed the lesser of (a) Two Million Dollars ($2,000,000.00) less the principal amount outstanding under the Loan, less the aggregate face amount of all issued and outstanding letters of credit previously issued by Bank for the account of Borrower under this Loan Agreement, or (b) the Borrowing Base, as defined in the Loan Agreement, less the principal amount outstanding under the Loan, less the aggregate face amount of all issued and outstanding letters of credit previously issued by Bank for the account of Borrower under this Loan Agreement.

     5. The Borrower hereby agrees to pay all pre- and post-closing expenses incurred by the Bank or the Borrower in connection with this modification, including without limitation, such legal fees in a reasonable amount incurred by the Bank in connection with the modification of the Loan and the enforcement of the Bank's rights under the Loan Documents. Any such amounts paid initially by the Bank shall be reimbursed to the Bank upon demand.

     6. Borrower represents and confirms to Bank that (i) to the best of its knowledge there are no defenses, set-offs, counterclaims, actions or equities in favor of Borrower to or against the enforcement of the Note or Loan Agreement or Security Agreement; (ii) there are no agreements, oral or otherwise, that have been made by any of Bank's employees, agents, officers or directors to further extend the Note; (iii) to the best of its knowledge Bank has in no way defaulted or performed any act or omission which would give rise to any actions, causes of action, suits, damages, claims, expenses or demands, at law or in equity by Borrower, against Bank; (iv) except as set forth on Exhibit A there have been no
                                                    ---------
changes in the organizational documents of Borrower since the date of the original loan closing, and Borrower and the president of Borrower, on behalf of Borrower, are duly authorized to enter into this First Amendment to Loan Agreement and to the transactions contemplated therein; and (v) Borrower is not aware of any claim, action, suit, demand, cost, expense or liability of any kind of or against

Bank, relating in any way to the making of the loan or the administration thereof or the communications and business dealings between Bank and Borrower through the date hereof.

         7. Borrower hereby represents and warrants to the best of its knowledge that it is in compliance with all covenants and agreements contained in the Loan Agreement and that, to the best of its knowledge, all representations contained therein are true and accurate as of the date of this First Amendment.

         8. Borrower further represents and warrants that the Borrower is not in default under the terms of any Loan Documents executed in connection with the Loan.

         9. Except as hereby modified, the Loan Agreement remains in full force and effect.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Loan Agreement under seal as of the day and year first above written.

                                         LIPOMED, INC.


                                         By:    /s/ F. Ronald Stanton
                                            ------------------------------------
                                            F. Ronald Stanton, President




                                         FIRST UNION NATIONAL BANK, N.A.


                                         By:    /s/ C. Douglass Riddle
                                            ------------------------------------
                                         Title:  C. Douglass Riddle
                                               ---------------------------------
                                                 Senior Vice President

                                    Exhibit A

                  Changes to Corporate Organizational Documents


Certificate of Designation filed December 22, 2000, designating 2,873,563 shares of Series D Convertible Preferred Stock (the "Series D Stock") of the Corporation and setting forth the rights and preferences thereof.

Certificate of Increase filed January 22, 2001, increasing the number of shares of Series D Stock to 3,544,062.

Amendment to Certificate of Designation filed August 8, 2001, amending certain rights of the Series D Stock.

Certificate of Amendment of Certificate of Incorporation filed August 22, 2001, providing for the 1.5-for-1 Common Stock split.


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